JAMES J. TAYLOR

                          CERTIFIED PUBLIC ACCOUNTANT
                                  May 14, 2004


                         INDEPENDENT AUDITOR'S CONSENT


I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of NANNACO, Inc., originally filed April 15, 2004, as amended, of my report dated January 6, 2003 on the financial statements of NANNACO, Inc. as of September 30, 2002 and for the year then ended.

My report dated January 6, 2003 contains an explanatory paragraph that states that the Company has operating losses in 2003, which raises a substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.



                                                /s/ James J. Taylor
                                                --------------------------------
                                                James J. Taylor
                                                Certified Public Accountant
                                                New Braunfels, Texas




555 IH35 South   Suite 312  New Braunfels, Texas 78130  Telephone (830) 624-0100
            Fax (830) 624-0300  e-mail address: james_j_taylor@msn.com